UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2019

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Histogenics Corporation

c/o Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Co-development and Commercialization Agreement

On September 27, 2019, the Company (as defined in Item 2.01 below) entered into a co-development and commercialization agreement (the “Agreement”) with CanSino Biologics Inc. (“CanSinoBIO”, 6185.HK) with respect to the development and commercialization of the Company’s gene therapy product candidate, OCU400, for the treatment of NR2E3 Mutation-Associated Retinal Degeneration, Leber Congenital Amaurosis, Bardet-Biedl Syndrome and Rhodopsin Mutation-Associated Retinal Degeneration (collectively, the “Field”).

Under the Agreement, the Company and CanSinoBIO will collaborate on the development of OCU400 in the Field and CanSinoBIO will be responsible for the Chemistry, Manufacturing and Controls (“CMC”) development and manufacture of clinical supplies of OCU400.  The Agreement also grants CanSinoBIO an exclusive option (the “Option”) to obtain a non-exclusive license from the Company to manufacture Products in the Field for commercial sale by the Company, subject to the terms of a supply agreement to be negotiated by the Company and CanSinoBIO upon CanSinoBIO’s exercise of the Option.  CanSinoBIO will have an exclusive license under the Company’s intellectual property and intellectual property jointly developed by CanSinoBIO and the Company (the “Joint IP”) to develop, manufacture and commercialize products containing OCU400 (“Products”) in the Field in and for China, Hong Kong, Macau, and Taiwan (the “CanSinoBIO Territory”) and the Company will maintain exclusive development, manufacturing and commercialization rights under the Company’s intellectual property and have an exclusive license under the Joint IP with respect to Products in the Field in and for any global location outside the CanSinoBIO Territory (the “Company’s Territory”). During the term of the Agreement, CanSinoBIO will not, without the Company’s consent, develop, manufacture or commercialize and product in the Field that is competitive with the Product.

CanSinoBIO will be solely responsible for all costs and expenses of its development activities in the Field in the CanSinoBIO Territory, which, among other activities, include CMC development and manufacture of clinical supplies of OCU400 for the Company, and the Company will be responsible for all of the costs and expenses of its development activities in the Field in Company’s Territory. CanSinoBIO will pay to the Company an annual royalty between mid to high single digits based on net sales of Products in the CanSinoBIO Territory, and the Company will pay to CanSinoBIO an annual royalty between low to mid single digits based on net sales of Products in the Company Territory.

Unless terminated earlier, the Agreement will continue in force on a country-by-country and product-by-product basis until the later of (a) the expiration of the last valid claim of the Company’s patent rights covering such Product and (b) the tenth (10th) anniversary of the first commercial sale of such Product in such country. The Agreement will also terminate upon the termination of the Exclusive License Agreement (the “SERI Agreement”), dated December 19, 2017, between the Company and Schepens Eye Research Institute, Inc. (“SERI”). The Agreement may be terminated by either party in its entirety upon (a) a material breach of the Agreement by the other party, (b) a challenge by the other party or any of its affiliates of any intellectual property controlled by the terminating party or (c) bankruptcy or insolvency of the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified it its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.

Amendment to Asset Purchase Agreement

On September 26, 2019, the Company entered into an amendment to a previously disclosed asset purchase agreement between the Company and Medavate Corp., a Colorado corporation, in order to amend the closing date to October 4, 2019, for the sale of substantially all the assets of the NeoCart program, including, without limitation, intellectual property, business and license agreements and clinical trial data, in return for a cash payment of $6.5 million. The foregoing description is not complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to Asset Purchase Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 27, 2019, Ocugen, Inc., formerly known as Histogenics Corporation (the “Company”), completed its business combination with Ocugen, Inc., a Delaware corporation (“Ocugen”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019 (the “Merger Agreement”), by and among the Company, Ocugen and Restore Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Consent and Amendment No. 1 thereto made and entered into as of  June 13, 2019 (the “First Amendment”) (the Merger Agreement, as amended by the First Amendment, the “Amended Merger Agreement”), pursuant to which Merger Sub merged with and into Ocugen, with Ocugen surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with, and immediately prior to the completion of, the Merger, the Company effected a reverse stock split of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a ratio of 1-for-60 (the “Reverse Stock Split”). Immediately after completion of the Merger, the Company changed its name to “Ocugen, Inc.” and the business conducted by the Company became the business conducted by Ocugen, which is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing a pipeline of innovative therapies that address rare and underserved eye diseases.

Under the terms of the Amended Merger Agreement, the Company issued shares of Common Stock to Ocugen’s stockholders at an exchange rate of 0.4794 shares of Common Stock, after taking into account the Reverse Stock Split, for each share of Ocugen’s common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms’-length negotiations between the Company and Ocugen. The Company also assumed all outstanding and unexercised warrants and options to purchase shares of Ocugen’s common stock, and in connection with the Merger they were converted into warrants and options, as applicable, to purchase Common Stock, with the number of shares subject to such warrant or option, and the exercise price, being appropriately adjusted to reflect the exchange rate of 0.4794 shares of Common Stock for each share of Ocugen’s common stock.

Immediately after the Merger, there were approximately 11.5 million shares of Common Stock outstanding (assuming no release from escrow of approximately 2.2 million Additional Shares (as defined in Item 8.01 of this Current Report on Form 8-K)), and the former stockholders, option holders and warrant holders of Ocugen owned, or held rights to acquire, in the aggregate approximately 86.24% of the fully-diluted Common Stock, which for these purposes is defined as the outstanding Common Stock, plus Series A Convertible Preferred Stock and outstanding warrants of the Company (the “Fully-Diluted Common Stock”), with the Company’s stockholders and warrant holders immediately prior to the Merger owning, or holding rights to acquire, approximately 13.76% of the Fully-Diluted Common Stock.

The shares of Common Stock issued to the former stockholders of Ocugen were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-232147), as amended (the “Registration Statement”).

The Common Stock listed on the Nasdaq Capital Market, previously trading through the close of business on September 27, 2019 under the ticker symbol “HSGX,” commenced trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “OCGN” on September 30, 2019. The Common Stock has a new CUSIP number, 67577C 105.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2019, and the full text of the First Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2019, each of which is incorporated herein by reference.

On September 30, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1, and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

As previously disclosed, at a special meeting of the Company’s stockholders held on September 26, 2019 (the “Special Meeting”), in addition to approving the Merger, the Company’s stockholders approved an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect the Reverse Stock Split, approved an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares (the “Authorized Share Increase”), and approved an amendment to the Certificate of Incorporation to change the corporate name of the Company from “Histogenics Corporation” to “Ocugen, Inc.” (the “Name Change”).

Reverse Stock Split and Authorized Share Increase

On September 27, 2019, immediately prior to the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the Authorized Share Increase. As of the opening of the Nasdaq Capital Market on September 30, 2019, the Common Stock began trading on a Reverse Stock Split-adjusted basis. All share numbers in this Form 8-K have been adjusted to reflect the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Stock Split was reduced into a smaller number of shares, such that every 60 shares of Common Stock held by a stockholder of the Company immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. All outstanding and unexercised warrants to purchase shares of Common Stock otherwise remain in effect pursuant to their terms, subject to adjustment to account for the Reverse Stock Split. Immediately following the Reverse Stock Split, there were approximately 1.6 million shares of Common Stock outstanding prior to the Merger.

Because the Reverse Stock Split took place prior to the Merger, the exchange ratio of 28.7650 set forth in the Amended Merger Agreement was adjusted to an exchange rate of 0.4794 shares of Common Stock per share of Ocugen common stock to reflect the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares instead are entitled to receive cash in lieu of their fractional shares.

The Reverse Stock Split had no effect on the par value of the Common Stock, or the rights and privileges of the holders of Common Stock or preferred stock, and did not affect any stockholder’s percentage ownership interest in the Company, except to the extent that it resulted in any stockholders owning a fractional share. As approved by the Company’s stockholders, the Reverse Stock Split made no corresponding adjustment with respect to the Company’s authorized capital stock, although the

Authorized Share Increase increased the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.

The Authorized Share Increase has no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Company’s Board of Directors (the “Board”) has no current plan to issue shares from the additional authorized shares provided by the Authorized Share Increase Amendment. However, any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of the Common Stock.

The foregoing description of the Reverse Stock Split and the Authorized Share Increase does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Reverse Stock Split and the Authorized Share Increase, which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Name Change

On September 27, 2019, immediately after the Merger, the Company filed an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Name Change, which changed the Company’s name from “Histogenics Corporation” to “Ocugen, Inc.” The Name Change did not alter the voting powers or relative rights of the Common Stock.

On September 30, 2019, the trading symbol on the Nasdaq Capital Market for the Common Stock was changed from HSGX to OCGN solely to reflect the Name Change.

The foregoing description of the Name Change does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the Certificate of Incorporation that effected the Name Change, which is filed herewith as Exhibit 3.2, and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the Amended Merger Agreement, on September 27, 2019, immediately prior to the effective time of the Merger, each of the directors of the Company resigned from the Board. Following such resignations and effective as of the effective time of the Merger, the Board was increased to a total of seven directors and the following individuals, all of whom were directors of Ocugen prior to the Merger, were appointed to the Board: Uday B. Kompella, Ph.D. and Manish Potti, as directors whose terms expire at the Company’s 2019 annual meeting of stockholders; Frank Leo and Suha Taspolatoglu, M.D, as directors whose terms expire at the Company’s 2020 annual meeting of stockholders; and Ramesh Kumar, Ph.D., Shankar Musunuri, Ph.D., MBA and Junge (John) Zhang, Ph.D., as directors whose terms expire at the Company’s 2021 annual meeting of stockholders.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Executive Officers and Directors

In accordance with the Amended Merger Agreement, on September 27, 2019, immediately prior to the effective time of the Merger, (i) Adam Gridley resigned as President, Secretary and Treasurer, and Jonathan Lieber resigned as Interim Chief Financial Officer, and (ii) Adam Gridley, Joshua Baltzell,

David C. Hood and Susan B. Washer resigned from the Board and any respective committee of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

In accordance with the Amended Merger Agreement, on September 27, 2019, the Board appointed the following officers of the Company, effective immediately  after the effective time of the Merger: Shankar Musunuri, Ph.D., MBA, as Chairman of the Board and the Company’s Chief Executive Officer, Daniel Jorgensen, M.D., M.P.H., MBA as Chief Medical Officer, Rasappa Arumugham, Ph.D. as Chief Scientific Officer, Vijay Tammara, Ph.D. as Vice President, Regulatory & Quality, and Kelly Beck, MBA, SPHR, SHRM SCP, PMP as Vice President, Investor Relations & Administration.

Shankar Musunuri, Ph.D., MBA, (age 55) is the Company’s Chairman of the Board and Chief Executive Officer.  He has served as Ocugen’s Co-Founder and Executive Chairman of the Board since September 2013. He was appointed as Ocugen’s Chief Executive Officer in May 2015. Dr. Musunuri is a seasoned biotech veteran with over 25 years of results driven experience that includes advancing and commercializing a diverse portfolio of products for numerous companies ranging from “Big Pharma” to novel start up biotechs. Dr. Musunuri was a Founder, President, Chief Executive Officer, and a board member of Nuron Biotech, Inc. from April 2010 to May 2013. Previously, Dr. Musunuri spent nearly fifteen years at Pfizer Inc. where he had held various positions of increasing leadership and responsibility. At Pfizer, his extensive experience in product launches and product life cycle management included the most successful launch in vaccine history, Prevnar 13®, where he played a key role as the Global Operations Team Leader. Prior to Pfizer, Dr. Musunuri worked for Amylin Pharmaceuticals. Dr. Musunuri has won numerous company, society and organizational awards. Dr. Musunuri obtained his PhD in Pharmaceutical Sciences from the University of Connecticut and an MBA from Duke University’s Fuqua School of Business. He is a recipient of the Distinguished Alumnus Award from the University of Connecticut’s School of Pharmacy. He serves on the Advisory Board of Fuqua’s Center for Entrepreneurship and Innovation.

Daniel Jorgensen, M.D., M.P.H., MBA, (age 59) is the Company’s Chief Medical Officer.  He has served as Ocugen’s Chief Medical Officer since April 2017. Prior to joining Ocugen, Dr. Jorgensen worked as Chief Medical Officer at Crestovo, LLC from April 2016 to April 2017, at Cellceutix Corporation from January 2015 to March 2016 and SANUWAVE Health, Inc. from May 2013 to September 2014. Dr. Jorgensen is an accomplished physician executive with approximately 20 years of experience in the biopharmaceutical industry, in small and large companies, including 10 years at Pfizer Inc. from January 2000 to January 2010. He has comprehensive research, development, and commercialization experience for small molecules, biologics/vaccines, and devices, across multiple therapeutic areas, particularly infectious diseases and immunology/inflammation. Dr. Jorgensen began his industry career at Pasteur Merieux Connaught in 1998, developing vaccines for hepatitis A and rabies. While at Pfizer, he led antibiotic development teams for azithromycin and dalbavancin and was named Pfizer’s first Vaccine Development Team Leader. In his career, Dr. Jorgensen has developed novel antibiotics with immunomodulatory properties, such as azalides and defensin mimetics, both of which have ocular applications, and more recently, microbiome related therapies that correct dysbiosis and reinforce barrier immunity. Dr. Jorgensen has successfully ushered products from early clinical development through full regulatory approval, both in the United States and abroad, playing a key role in New Drug Applications, Biologics License Applications and FDA Advisory Committee Meetings. Prior to joining the private sector, Dr. Jorgensen was an Epidemic Intelligence Service Officer at the Centers for Disease Control and Prevention. Dr. Jorgensen received his undergraduate degree from Yale University, his MD from the University of Wisconsin, his MPH from the University of Washington, and his MBA from Yale University.

Rasappa Arumugham, Ph.D., (age 67) is the Company’s Chief Scientific Officer. He joined Ocugen in March 2017 as its Vice President, Research and Development. In March 2018, he was appointed as our Chief Scientific Officer. Prior to joining Ocugen, Dr. Arumugham worked at Soligenix, Inc. as Vice President, Biopharmaceutical Development from August 2014 to March 2017 where he led the pharmaceutical development and manufacturing of biologics, peptides and small molecules in support of injectable and topical formulations. He also served as the Principal Investigator for the development of a heat stable ricin vaccine program funded by the US government. He has over 30 years of diverse experience in leading biopharmaceutical research and development in the areas of discovery and preclinical research, formulation, analytical development, quality control, technology transfer and manufacturing. He has a proven track record in drug development, scale up, and technology transfer supporting commercialization of vaccines and biologics including Prevnar®, Prevnar®13, TetramuneTM, Meningitec® and Trumenba®. Previously, he served as the Head of Microbial Analytics at the Manufacturing Division at Merck & Co., Inc. from December 2011 to September 2013. Prior to joining Merck, Dr. Arumugham spent 25 years in various biologics/vaccines research and development positions of increasing responsibilities at Pfizer Inc. and Wyeth. Dr. Arumugham earned his Ph.D. and MSc in Biochemistry and BSC in Chemistry from the University of Madras, India.

Vijay Tammara, Ph.D., (age 59) is the Company’s Vice President, Regulatory & Quality. He has served as Ocugen’s Vice President, Regulatory & Quality since August 2017. Prior to joining Ocugen, Dr. Tammara worked at VRT Pharma Consulting LLC as CEO and President from July 2014 to August 2017. Dr. Tammara has over 20 years of leadership experience in the field of global regulatory affairs, strategic drug development, clinical strategy, and has made significant contributions to the approval of several products. His regulatory expertise spans both oral and injectable dosage forms of small molecules, peptides, proteins, monoclonal antibodies and vaccines. Dr. Tammara previously served as VP Regulatory Affairs at Nuron Biotech Inc. from September 2010 to August 2013, Director Regulatory Affairs at Merck & Co., Inc. from March 2004 to September 2010, Senior Associate Director at Wyeth Pharmaceuticals from September 2002 to March 2004, and Assistant Director at Sanofi Synthelabo in Worldwide Regulatory Affairs from March 2000 to September 2000. Prior to industrial positions, Dr. Tammara held positions of increasing responsibility in the Office of Clinical Pharmacology and Biopharmaceutics at the FDA and received several FDA awards including the CDER Outstanding Reviewer Award, FDA Outstanding Achievement Award, and Awards of Excellence. Dr. Tammara received his Bachelor of Pharmacy from Kakatiya University, Master’s in Pharmacy from Nagpur University, and Ph.D. in Pharmaceutics from the University of Louisiana, Monroe, LA.

Kelly Beck, MBA, SPHR, SHRM  SCP, PMP, (age 42) is the Company’s Vice President, Investor Relations and Administration. She has served as Ocugen’s Vice President, Investor Relations and Administration since July 2017. Prior to joining Ocugen, Ms. Beck worked at hrQ as Vice President and Managing Director from August 2016 June to 2017. Ms. Beck brings significant experience working with start up organizations and rapid growth companies, with the last 12 years focused in the life sciences industry. In her role at the Company, she is responsible for investor relations, communications, marketing, human resources, information technology and facilities. Ms. Beck has served in senior human resources and administrative leadership roles with PRA Health Sciences from February 2015 to August 2016, DrugDev (formerly CFS Clinical) from January 2011 to January 2015, Pennsylvania Bio, from August 2009 to May 2010, Tengion, Inc. from April 2005 to August 2009 and General Fiber Communications from April 2003 to April 2005. Ms. Beck obtained her MBA from Penn State University with a concentration in biotechnology and health industry management, MS in Human Resource Development from Villanova University and her BS in Business Administration with a concentration in Accounting from Millersville University. She also holds SPHR, SHRM SCP and PMP certifications.

Appointment of Chief Financial Officer

On October 1, 2019, the Board appointed Sanjay Subramanian as the Company’s Chief Financial Officer.

Sanjay Subramanian, MBA, (age 43) is the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Subramanian worked at Aralez Pharmaceuticals Inc. where he served as Chief Financial Officer since January 2019, and prior to that as Vice President and Treasurer from October 2015. Aralez (renamed Old API Wind-Down Ltd. in February 2019) voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in August 2018, which became effective in May 2019. He was the Director of Treasury at Bausch Health Companies, Inc. from 2013 to 2015. Mr. Subramanian started his finance career in 2008 at General Motors Company where he held various positions before ending as the Treasurer of GM Korea from in 2012. He obtained his MBA from MIT Sloan School of Management, a Master of Science from both MIT and The Ohio State University and a Bachelor of Technology from Indian Institute of Technology.

Mr. Subramanian serves as the Company’s Chief Financial Officer pursuant to an employment agreement with Ocugen dated September 10, 2019, which became effective on October 1, 2019. Mr. Subramanian is an at-will employee, and his employment with the Company can be terminated by him or the Company at any time and for any reason. Mr.  Subramanian’s base salary is $325,000 per annum, which is subject to annual review and adjustment by the Company’s compensation committee. In addition, Mr. Subramanian  is eligible to receive a discretionary bonus in a target amount of 30% of his annual base salary, as determined by the Board in its sole discretion.

Subject to his execution and nonrevocation of a release of claims in the Company’s favor, in the event of the termination of Mr. Subramanian’s employment by the Company without cause or by him for good reason, each as defined in his employment agreement, Mr. Subramanian will be entitled to a lump sum payment in an amount equal to (i) six-months of his then-current annual base salary or, if such termination occurred within twelve-months after a change in control, twelve-months of his then-current annual base salary, any earned but unpaid bonus and current target bonus, as well as vesting of all unvested equity awards, and (ii) up to eighteen months of COBRA premiums for continued health benefit coverage on the same terms as were applicable to him prior to his termination.

The foregoing description of Mr. Subramanian’s employment agreement does not purport to be complete and is qualified it its entirety by reference to the agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.

Appointment of Non-Employee Directors

In accordance with the Amended Merger Agreement, on September 27, 2019, effective immediately after the effective time of the Merger, the following individuals were appointed to the Board as non-employee directors:

Uday B. Kompella, Ph.D., (age 52) has served as Ocugen’s Co-Founder and as a member of Ocugen’s board of directors since September 2013, when he and Dr. Musunuri co-founded Ocugen. He is a Professor of Pharmaceutical Sciences, Ophthalmology, and Bioengineering at University of Colorado-Anschutz Medical Campus since March 2008, with research interests in the areas of drug discovery, drug delivery, and nanotechnology for treating a variety of degenerative, neovascular, and inflammatory disorders including retinitis pigmentosa, age-related macular degeneration, diabetic retinopathy, and cancers. Dr. Kompella is a Fellow of the American Association of Pharmaceutical Scientists (AAPS) and the Association for Research in Vision and Ophthalmology (ARVO) and serves as the Editor-in-Chief for the journal Expert Opinion on Drug Delivery. Also, he is an editor for the journals, Pharmaceutical Research and the Journal of Ocular Pharmacology and Therapeutics. Dr. Kompella is a recipient of the Distinguished Scientist Award (University of Nebraska Medical Center), Distinguished Teacher Award (University of Nebraska Medical Center), and Dean’s Mentoring Award (University of Colorado Anschutz Medical Campus). He is also a recipient of the ARVO Foundation for Eye

Research/Pfizer Ophthalmics/Carl Camras Translational Research Award in Ophthalmology. Dr. Kompella obtained his Ph.D. in Pharmaceutical Sciences from the University of Southern California.

Ramesh Kumar, Ph.D., (age 63) has served as a member of Ocugen’s board of directors since June 2019. He is a co-founder of Onconova Therapeutics, Inc. and served as its President and Chief Executive Officer, and a member of its Board of Directors from 1998 to February 2019. Prior to thereto, Dr. Kumar held positions in research and development or management at Princeton University, Bristol-Myers Squibb Company, or Bristol-Myers Squibb, DNX Corp. (later Nextran Corp., a subsidiary of Baxter International Inc.) and Kimeragen, Inc. (later ValiGen Inc.), a genomics company, where he was President of the Genomics and Transgenics Division. Dr. Kumar received his Ph.D. in Molecular Biology from the University of Illinois, Chicago, and trained at the National Cancer Institute. Additionally, Dr. Kumar received his B.Sc. and M.Sc., both with honors, in Microbiology from Panjab University.

Frank Leo, (age 63) has served as a member of Ocugen’s board of directors since February 2017. Since January 2008, Mr. Leo has served as a consultant, specializing in the pharmaceutical industry and private equity with over 30 years of experience in healthcare and pharmaceuticals. From 1999 to 2004, Mr. Leo served as President and Group President of Sterile Technologies and Life Sciences at Cardinal Health Inc. He joined Cardinal Health following its acquisition of the sterile pharmaceutical contract manufacturing company Automatic Liquid Packing (ALP), where he held various senior level positions including Chief Operating Officer during his 16-year career. At Cardinal Health he oversaw the growth of the biotechnology and life sciences group, which was later spun out to form Catalent Inc. Mr. Leo left Cardinal Health in 2004 but continued to serve as a retained advisor through 2005. Mr. Leo joined Morton Grove Pharmaceuticals where he served as CEO from 2006 to 2007, overseeing its sale for its Private Equity owners in 2007. Mr. Leo served as a Board Member of Rx Elite, Monogen, GeneraMedix, and Iogenetics and Capsugel. Mr. Leo is a serial Entrepreneur having been involved in business value creation and start-ups in the Sterile Drug, Biotechnology and Healthcare technology space.

Manish Potti, (age 33) has served as a member of Ocugen’s board of directors since November 2016. Mr. Potti is Co-Founder and President of Innogenix Pharma, a generic pharmaceutical R&D and manufacturing company focused on solid oral dosage formulations, based in Long Island, New York since June 2016. He was previously Director of Business Development at Epic Pharma, a generic pharmaceutical company and CMO, from January 2015 to May 2016. While at Epic Pharma, he led the M&A sale process in which the company was sold to Humanwell Healthcare of China in 2016 along with serving on its board of directors. Prior to his employment with Epic Pharma, Mr. Potti worked as an analyst at One William Street Capital from August 2010 to January 2014. Mr. Potti is actively involved in middle market private equity and venture capital investing, in his capacity as CIO for a multi-family office. Areas of investment focus include: Generic pharmaceutical injectable, ophthalmic, topical, liquid, nasal, and solid oral dosage forms; Biotech from startup to public equity; Tech and consumer product industries. Prior to his experience in pharmaceuticals, Mr. Potti spent several years in finance as an analyst and trader, working in investment banking and hedge funds. He has experience investing across a variety of asset classes and strategies. Manish hold a Bachelors of Science in Cellular and Molecular Biology from Johns Hopkins University, and a Masters Degree in Financial Engineering from New York University.

Suha Taspolatoglu, M.D., (age 57) has served as a member of Ocugen’s board of directors since June 2017. Since 2013, Dr. Taspolatoglu has been working as the chief executive officer of the 105 years old Abdi Ibrahim Ilac Sanayi ve Ticaret A.S., a market leader of the pharmaceutical sector in Turkey for nearly two decades. Dr. Taspolatoglu joined Abdi Ibrahim as the head of sales and marketing division in 2001 and became managing director of sales and marketing division six short years later. Later on, between 2009 to 2013, he worked as the General Manager of Roche Turkey. Dr. Taspolatoglu, is a graduate of Ankara University Faculty of Medicine and served three years as a physician in the Ministry of Health. Dr. Taspolatoglu, is a graduate of Ankara University Faculty of Medicine and served as a Physician in the Ministry of Health between 1986 and 1989.

Junge (John) Zhang, Ph.D., (age 52) has served as a member of Ocugen’s board of directors since May 2015. Dr. Zhang is the Founder, President, and CEO of Biopeptek, a company that specializes in the research and development of peptides, since its founding in October, 2010. Prior to founding Biopeptek, Dr. Zhang was with the Janssen Pharmaceutical division of Johnson & Johnson from October 2002 to April 2011. During his tenure at Johnson & Johnson, Dr. Zhang held numerous scientific and management positions and led multiple development projects related to three antibody drugs that received FDA approval. Before joining Johnson & Johnson, Dr. Zhang was a Senior Chemist at Eisai USA from December 1997 to October 2002. Dr. Zhang earned a Ph.D. in analytical chemistry from Drexel University, a M.S. in chemistry from University of Louisiana, and a B.S. in material science from Wuhan University of Technology in China.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The Amended and Restated Bylaws of the Company reflecting the Name Change are filed herewith as Exhibit 3.3 and incorporated herein by reference.

Item 8.01 Other Events.

Ocugen Private Placement Transaction

On September 27, 2019, the Company and Ocugen completed a previously announced private placement transaction with certain accredited investors for an aggregate purchase price of approximately $25.0 million (subject to the offset amount described below) whereby, among other things, Ocugen issued to the investors shares of Ocugen common stock immediately prior to the Merger (the “Pre-Merger Financing”), pursuant that certain Securities Purchase Agreement (the “Purchase Agreement”), made and entered into as of June 13, 2019, by and among the Company, Ocugen and the institutional investors thereto (the “Investors”), and amended by those certain Amendment Agreements, made and entered into as of June 28, 2019.

At the closing of the Pre-Merger Financing, (i) Ocugen issued and sold to the Investors shares of Ocugen’s common stock (the “Initial Shares” and, as converted pursuant to the exchange rate in the Merger into the right to receive approximately 2.2 million shares of Common Stock, the “Converted Initial Shares”), and (ii) Ocugen deposited additional shares of Ocugen’s common stock (as converted pursuant to the exchange rate in the Merger, approximately 2.2 million shares of Common Stock) into escrow for the benefit of the Investors if 80% of the volume-weighted average trading price of a share of the Common Stock as quoted on the Nasdaq Capital Market for the first three trading days immediately following the closing date of the Pre-Merger Financing is lower than the price paid by the Investors for the Initial Shares (the “Additional Shares” and together with the Initial Shares the “Pre-Merger Financing Shares”).  In addition, under the Purchase Agreement the Company has agreed to issue on the fifth trading day following the consummation of the Merger warrants representing the right to acquire Common Stock under certain terms and conditions as described in the Registration Statement.

Repayment of Ocugen Bridge Loans

As previously disclosed, Ocugen entered into bridge loans under a Securities Purchase Agreement, dated May 21, 2019, with certain of the Investors, as amended (the “Bridge Loans”), to advance $4.6 million of the $25.0 million aggregate purchase price under the Purchase Agreement. Pursuant to the Bridge Loans, immediately prior to the effective time of the Merger Agreement, Ocugen offset $5.29 million due under the Bridge Loans from the remaining amount to be received from the Investors under the Purchase Agreement, and the Bridge Loans were repaid and cancelled.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 of this Current Report on Form 8-K will be filed as soon as practicable and no later than the required filing date.

(b) Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 of this Current Report on Form 8-K will be filed as soon as practicable and no later than the required filing date.

(d)    Exhibits

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger and Reorganization, dated April 5, 2019, by and among the Company, Ocugen, Inc. and Restore Merger Sub, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on April 8, 2019, and incorporated herein by reference)

2.2

Consent and Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated June 13, 2019, by and among the Company, Ocugen, Inc. and Restore Merger Sub, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed on June 14, 2019, and incorporated herein by reference)

3.1	Amendment to Sixth Amended and Restated Certificate of Incorporation of the Company related to the Reverse Stock Split and the Authorized Share Increase

3.2	Amendment to Sixth Amended and Restated Certificate of Incorporation of the Company related to the Name Change

3.3	Amended and Restated Bylaws of the Company

10.1	Amendment No. 1 to Asset Purchase Agreement, dated September 26, 2019, by and between the Company and Medavate Corp.

99.1	Press Release re Merger, dated September 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2019	OCUGEN, INC.

	By:	/s/ Shankar Musunuri
Shankar Musunuri
Chief Executive Officer and Chairman